                                                                    Exhibit 99.1

                                VOTING AGREEMENT

This VOTING AGREEMENT (this "Agreement") is entered into as of June 28, 2007, by
and  among  Brands  Holding  Limited,   a  private  company  limited  by  shares
incorporated  in  England   ("Parent"),   EWI  Acquisition,   Inc.,  a  Delaware
corporation   ("Merger   Sub")  and  The  Estate  of  George  Q  Horowitz   (the
"Stockholder").

                             W I T N E S S E T H:

WHEREAS, as of the date of this Agreement, the Stockholder beneficially owns, in the aggregate,  515,941 shares of Common Stock,  par value $0.002 per share (the
"Common  Stock"),  of  Everlast  Worldwide  Inc.,  a Delaware  corporation  (the
"Company");

WHEREAS,  concurrently herewith, the Company, Parent and Merger Sub are entering into an Agreement and Plan of Merger,  dated as of this date, as the same may be amended (the "Merger  Agreement"),  pursuant to which Merger Sub will merge with and  into the  Company  and the  Company  will  continue  its  existence  as the surviving  corporation  (the  "Merger"),  and each share of Common Stock will be converted  into the right to receive  cash in  accordance  with the terms of the
Merger Agreement; and

WHEREAS,  as a condition  to the  willingness  of Parent and Merger Sub to enter into the Merger Agreement,  and as an inducement and in consideration  therefor,
Parent  and  Merger  Sub have  required  that  the  Stockholder  agree,  and the
Stockholder has agreed, to enter into this Agreement.

NOW,  THEREFORE,  in  consideration  of the foregoing  and the mutual  premises,
representations,   warranties,   covenants  and  agreements  contained  in  this
Agreement, the parties, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.1

DEFINED TERMS

For purposes of this Agreement, terms used in this Agreement that are defined in the  Merger  Agreement  but not in this  Agreement  shall  have  the  respective meanings ascribed to them in the Merger Agreement.

SECTION 1.2

OTHER DEFINITIONS

For purposes of this Agreement:

(a)   "Company  Options"  means  options to acquire  Common Stock granted to the
      Stockholder by the Company.

(b)   "New Shares" means any shares of capital stock of the Company  (other than
      Owned Shares) over which the Stockholder  acquires beneficial ownership at any time from and after the date of this Agreement through the termination of the Voting Period (including Option Shares).

(c)   "Option  Shares"  means any shares of Common Stock issued or issuable upon the exercise of Company Options.

(d)   "Owned Shares" means all of the shares of Common Stock  beneficially owned by the  Stockholder  as of the date of this  Agreement.  The Owned  Shares consist of: 515,941 shares of Common Stock held by the Stockholder. In the event of a stock  dividend  or  distribution,  or any change in the Common
      Stock  by  reason  of  any  stock  dividend  or  distribution,   split-up,
      recapitalization,  combination, exchange of shares or the like, the "Owned
      Shares"  shall be deemed to refer to and  include  the  Owned  Shares  (as defined  in the first  sentence  of this  paragraph)  as well as all stock dividends and distributions and any securities into which or for which any or all of those  Owned  Shares may be changed  or  exchanged  or which are received in the transaction.

(e)   "Permitted Transferee" means, with respect to the Stockholder,  any of the following  persons:  (i) the beneficiaries of the Stockholder and (ii) any charitable  foundation  or similar  charitable  organization  founded  and controlled by the Stockholder  (and which remains under the control of the
      Stockholder, as applicable).

(f)   "Representative"  means,  with  respect  to  any  particular  person,  any
      director,  officer,  employee,  accountant,   consultant,  legal  counsel,
      investment banker, advisor, agent or other representatives of that person.

(g)   "Transfer" means sell, transfer,  tender, pledge,  encumber,  hypothecate, assign  or  otherwise  dispose,  by  operation  of law or  otherwise.  For purposes of this  Agreement,  the Transfer of any Company  Option shall be deemed a Transfer of the shares issuable upon the exercise thereof.

(h)   "Voting  Period"  means the  period  from and  including  the date of this
      Agreement  through and including the earlier to occur of (x) the Effective
      Time and (y) the  termination of the Merger  Agreement in accordance  with the terms thereof.

                                   ARTICLE II

                     VOTING AGREEMENT AND IRREVOCABLE PROXY

SECTION 2.1

AGREEMENT TO VOTE

(a)   The  Stockholder  hereby agrees that,  during the Voting Period,  it shall vote or execute consents, as applicable,  with respect to the Owned Shares and  any  New  Shares  beneficially  owned  by the  Stockholder  as of the applicable  record  date (or cause to be voted or a consent to be executed with respect to the Owned Shares and any New Shares  beneficially owned by the Stockholder as of the applicable record date) in favor of the approval of the Merger  Agreement,  the Merger and the  Transactions at any meeting
      (or any adjournment or postponement thereof) of, or in connection with any proposed action by written consent of, the holders of any class or classes of capital stock of the Company at or in connection with which any of such holders  vote or execute  consents  with  respect to any of the  foregoing matters.

(b)   The  Stockholder  hereby  agrees  that,  during  the  Voting  Period,  the
      Stockholder shall vote or execute consents, as applicable, with respect to the Owned Shares and any New Shares  beneficially owned by the Stockholder as of the applicable  record date (or cause to be voted or a consent to be executed with respect to the Owned Shares and any New Shares  beneficially owned by the Stockholder as of the applicable record date) against each of the  matters set forth in clauses (i) or (ii) below at any meeting (or any adjournment  or  postponement  thereof)  of,  or in  connection  with  any proposed action by written consent of, the holders of any class or classes of capital stock of the Company at or in connection with which any of such holders  vote or execute  consents  with  respect to any of the  following matters:

           (i)    any action,  proposal,  transaction or agreement involving the
                  Company or any of its  subsidiaries  that would  reasonably be
                  expected  to,  in  any  material  respect,   prevent,  impede,
                  frustrate, interfere with, delay, postpone or adversely affect the Merger or the other Transactions; or

           (ii)   any Acquisition  Proposal,  other than an Acquisition Proposal made by Parent.

(c)   Any vote required to be cast or consent  required to be executed  pursuant to this  Section  2.1 shall be cast or  executed  in  accordance  with the applicable  procedures  relating  thereto so as to ensure  that it is duly counted  for  purposes  of  determining  that  a  quorum  is  present  (if applicable)  and for  purposes  of  recording  the results of that vote or
      consent.   Nothing   contained  in  this  Section   2.1shall  require  the
      Stockholder  to vote or execute  any  consent  with  respect to any Option
      Shares on or not issued upon the exercise of a Company  Option on or prior to the applicable record date for that vote or consent.

(d)   Except  as set  forth in  clauses  (a) and (b) of this  Section  2.1,  the
      Stockholder  shall not be restricted  from voting in favor of,  against or abstaining with respect to any matter presented to the stockholders of the
      Company.  In  addition,  nothing in this  Agreement  shall give Parent the right to vote any Owned  Shares at any meeting of the  stockholders  other than as provided in this Section 2.1.

SECTION 2.2

GRANT OF IRREVOCABLE PROXY

The Stockholder  hereby irrevocably  appoints Parent as the Stockholder's  proxy and  attorney-in-fact,  with full power of substitution and  resubstitution,  to vote or execute  consents  during the Voting  Period,  with respect to the Owned
Shares  and any New  Shares  beneficially  owned by the  Stockholder,  solely in respect of the matters  described in, and in accordance with,  Section 2.1. This proxy is given to secure the performance of the duties of the Stockholder  under this  Agreement.  The  Stockholder  shall not directly or  indirectly  grant any person  any  proxy  (revocable  or  irrevocable),  power  of  attorney  or other authorization  with  respect to any of the Owned  Shares or New  Shares  that is inconsistent with Sections 2.1 and 2.2.

SECTION 2.3

NATURE OF IRREVOCABLE PROXY

The  proxy  and  power  of  attorney  granted  pursuant  to  Section  2.2 by the
Stockholder shall be irrevocable during the Voting Period, shall be deemed to be coupled with an interest  sufficient in law to support an irrevocable  proxy and shall  revoke  any and all prior  proxies  granted by the  Stockholder,  and the
Stockholder acknowledges that the proxy constitutes an inducement for Parent and
Merger Sub to enter into the Merger Agreement.  The power of attorney granted by the Stockholder is a durable power of attorney and shall survive the bankruptcy, death or incapacity of the Stockholder.  The proxy and power of attorney granted hereunder shall terminate automatically at the expiration of the Voting Period.

                                   ARTICLE III

                                    COVENANTS

SECTION 3.1

TRANSFER RESTRICTIONS

The  Stockholder  agrees  that it shall not,  and shall not  permit any  person, directly or indirectly, to:

(a)   Transfer any or all of the Owned Shares or New Shares  beneficially  owned by the Stockholder;  provided that the foregoing shall not prevent (i) the
      Transfer of Owned  Shares or New Shares to any  Permitted  Transferee  who
      executes  and  delivers to Parent an agreement to be bound by the terms of this  Agreement  to the  same  extent  as the  Stockholder,  or  (ii)  the conversion  of the Owned  Shares and New Shares  into the right to receive
      Merger  Consideration  pursuant to the Merger in accordance with the terms of the Merger Agreement; or

(b)   deposit  any  Owned  Shares  or  New  Shares  beneficially  owned  by  the
      Stockholder  in a voting  trust or subject any of such Owned Shares or New
      Shares  beneficially  owned  by  the  Stockholder  to any  arrangement  or agreement  with any person  (other than Parent) with respect to the voting or the  execution of consents with respect to any such Owned Shares or New
      Shares that would  reasonably  be expected to restrict  the  Stockholder's ability to comply  with and  perform  the  Stockholder'  s  covenants  and obligations under this Agreement.

SECTION 3.2

NO SHOP OBLIGATIONS OF THE STOCKHOLDER

The Stockholder covenants and agrees with Parent that, during the Voting Period, the Stockholder shall not and shall not authorize any of its Representatives to,
directly  or  indirectly,  (i)  initiate,   solicit,   encourage,  or  knowingly
facilitate  any  inquiry,  proposal  or  offer,  or the  making,  submission  or reaffirmation of any inquiry, proposal or offer (including any proposal or offer to the Company's stockholders), that constitutes or would reasonably be expected to lead to any  Acquisition  Proposal,  or (ii)  engage  in any  discussions  or negotiations concerning an Acquisition Proposal.

                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

The  Stockholder  hereby  represents  and  warrants  to Parent and Merger Sub as follows:

SECTION 4.1

AUTHORIZATION

The  Stockholder  has all legal  capacity,  power and  authority  to execute and deliver this Agreement and to perform the Stockholder's  obligations  hereunder.
This  Agreement  has been duly  executed and  delivered by the  Stockholder  and
constitutes  a  legal,   valid  and  binding   obligation  of  the  Stockholder,
enforceable against the Stockholder in accordance with its terms.

SECTION 4.2

OWNERSHIP OF SHARES

The Stockholder is the sole beneficial owner of all of the  Stockholder's  Owned
Shares  and  Option  Shares  and has,  or will have at the time of any vote with respect to the  matters  contemplated  by ARTICLE II, the sole power to vote (or cause to be voted or consents to be executed)  and to dispose of (or cause to be disposed of) all of such Owned Shares and, upon their  issuance,  Option Shares.
The Stockholder does not own or hold any right to acquire any additional  shares of any class of capital stock of the Company or other  securities of the Company or any interest  therein or any voting rights with respect to any  securities of the  Company.  None of the  Stockholder's  Owned  Shares and  Option  Shares are
subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding  to which the Stockholder is a party  restricting or otherwise  relating to the voting or Transfer of the Stockholder's  Owned Shares or Option Shares.  The Stockholder has good and valid title to the Stockholder's
Owned Shares and Company Options, free and clear of any and all Encumbrances.

SECTION 4.3

NO CONFLICTS

Except (a) for a filing of an amendment  to a Schedule 13D or Schedule  13G, and
(b) for a filing of a Form 4 or Form 5 as required by the  Exchange  Act, (i) no filing with any Governmental  Entity, and no authorization,  consent or approval of any other person is  necessary  for the  execution  of this  Agreement by the
Stockholder or the performance by the  Stockholder of its obligations  hereunder and (ii) none of the execution and delivery of this Agreement by the Stockholder or the  performance by the  Stockholder of its  obligations  hereunder shall (A)
result in, give rise to or  constitute a violation or breach of or a default (or any event which with notice or lapse of time or both would  become a  violation, breach or default)  under any of the terms of any agreement or other  instrument to which the  Stockholder  is a party or by which the  Stockholder or any of the
Stockholder's  Owned Shares is bound, or (B) violate any Law or Order applicable to the  Stockholder,  except for any of the foregoing as could not reasonably be expected to impair the  Stockholder's  ability to perform his obligations  under this Agreement in any material respect.

SECTION 4.4

RELIANCE BY PARENT AND MERGER SUB

The  Stockholder  understands  and  acknowledges  that Parent and Merger Sub are entering  into the Merger  Agreement in reliance upon the execution and delivery of this Agreement by the Stockholder and the agreement by the Stockholder herein to perform the  Stockholder's  obligations  hereunder  and comply with the terms hereof.

                                    ARTICLE V

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Each of Parent and Merger Sub hereby  represent  and warrant to the  Stockholder that (a) it has all legal  capacity,  power and authority to execute and deliver this Agreement and to perform his  obligations  hereunder and (b) this Agreement has been duly  executed and delivered by it and  constitutes a legal,  valid and binding obligation of the party,  enforceable  against it in accordance with the terms of this Agreement.

                                   ARTICLE VI

                                   TERMINATION

This  Agreement  shall  terminate  upon the  expiration  of the  Voting  Period;
provided that Section 7.5, 7.6, 7.7, 7.8, 7.9, 7.10, 7.12 and 7.13 shall survive termination of this  Agreement.  Notwithstanding  the foregoing,  termination of this Agreement  shall not prevent any party from seeking any remedies (at law or in equity)  against any other party for that party's  breach of any of the terms of this Agreement prior to the date of termination.

                                   ARTICLE VII

                                  MISCELLANEOUS

SECTION 7.1

APPRAISAL RIGHTS

The Stockholder  hereby waives any rights of appraisal or rights to dissent from the Merger or the approval of the Merger Agreement that the Stockholder may have under applicable Law and shall not permit any such rights of appraisal or rights of dissent to be exercised with respect to any Owned Shares or any New Shares.

SECTION 7.2

FURTHER ACTIONS

The Stockholder  agrees that the  Stockholder  shall take any further action and execute any other documents or instruments as may be necessary to effectuate the intent of this Agreement.

SECTION 7.3

FEES AND EXPENSES

Except  as  otherwise  expressly  set  forth in this  Agreement,  all  costs and expenses  incurred  in  connection  with  this  Agreement  and the  transactions contemplated  hereby  shall be paid by the party  incurring  the cost or expense whether or not the Merger is consummated.

SECTION 7.4

AMENDMENTS, WAIVERS, ETC

This Agreement may be amended by the parties at any time. This Agreement may not be amended  except by an instrument  in writing  signed on behalf of each of the parties.  Any party hereto may (a) extend the time for the performance of any of the  obligations  or other  acts of the  other  parties  hereto,  (b)  waive any inaccuracies in the  representations  and warranties  contained herein or in any document  delivered  pursuant  hereto  and (c)  subject to the  requirements  of applicable  Law,  waive  compliance  with any of the  agreements  or  conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing  signed by the party or parties to be bound  thereby.  The failure of any party to assert any rights or  remedies  shall not  constitute  a waiver of such rights or remedies.

SECTION 7.5

NOTICES

All notices,  requests, claims,  instructions,  demands and other communications hereunder  shall be in  writing  and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile (provided that the  facsimile is promptly  confirmed by telephone  confirmation  thereof) or by internationally-recognized  overnight  courier to the respective  parties at the following  addresses (or at such other address for a party as shall be specified by like notice):

(a)   If to the Stockholder, addressed to:

      The Estate of George Q Horowitz c/o
      Everlast Worldwide Inc.
      1350 Broadway
      New York, NY  10018
      Attention: Seth Horowitz
      Facsimile:+1 212 239 4261

(b)   if to Parent or Merger Sub, addressed to:

      Brand Holdings Limited
      Unit A, Brook Park, Meadow Lane
      Shirebrook, Mansfield NH20 8RY
      United Kingdom
      Attention: Company Secretary
      Facsimile: +44 870 731 9137

with a copy to (which shall not constitute notice):

Freshfields Bruckhaus Deringer     Freshfields Bruckhaus Deringer LLP
65 Fleet Street                    520 Madison Avenue, 34th Floor
London, EC4Y 1HS                   New York, NY 10022
UNITED KINGDOM                     UNITED STATES OF AMERICA
Attention: Chris Mort              Attention: Matthew F. Herman, Esq.
Attention: Sarah Murphy            Fax: +1 212 277 4001
Fax:+ 44 207 832 7001

or to such other address as any party shall specify by written  notice so given, and  notice  shall  be  deemed  to  have  been  delivered  as  of  the  date  so telecommunicated or personally delivered.

SECTION 7.6

HEADINGS; TITLES

Headings and titles of the Articles and Sections of this  Agreement  are for the convenience  of  the  parties  only,  and  shall  be  given  no  substantive  or interpretative effect whatsoever.

SECTION 7.7

SEVERABILITY

If any  term or  other  provision  of this  Agreement  is  invalid,  illegal  or incapable  of being  enforced  by any rule of law or  public  policy,  all other conditions and provisions of this Agreement  shall  nevertheless  remain in full force  and  effect so long as the  substance  of the  transactions  contemplated hereby  is  not  affected  in  any  manner  adverse  to  any  party.  Upon  such determination that any term or other provision is invalid,  illegal or incapable of being  enforced,  the parties hereto shall  negotiate in good faith to modify this Agreement so as to effect the original  intent of the parties as closely as possible in an acceptable  manner to the end that the transactions  contemplated hereby are fulfilled to the fullest extent possible.

SECTION 7.8

ENTIRE AGREEMENT

This Agreement (together with the Merger Agreement, to the extent referred to in this  Agreement)  and any  documents  delivered  by the  parties  in  connection herewith  constitute the entire  agreement among the parties with respect to the subject  matter  of this  Agreement  and  supersede  all  prior  agreements  and undertakings,  both written and oral,  among the parties,  or any of them,  with respect to the subject matter hereof.

SECTION 7.9

ASSIGNMENT; BINDING EFFECT; NO THIRD PARTY BENEFICIARIES; FURTHER ACTION

Neither this Agreement nor any of the rights, interests or obligations hereunder shall  be  assigned  by any of  the  parties  (whether  by  operation  of law or otherwise) without the prior written consent of the other parties and assignment without such consent shall be void, except that each of Parent and/or Merger Sub may assign,  in its sole  discretion,  any or all of its rights,  interests  and obligations  under this Agreement to any of their  respective  Affiliates.  This
Agreement  shall be binding  upon and shall  inure to the  benefit of Parent and
Merger Sub and their respective successors and assigns and shall be binding upon the  Stockholder  and its heirs,  executors and  administrators.  This Agreement shall be binding upon and inure solely to the benefit of each party hereto,  and nothing in this  Agreement,  express or implied,  is intended to or shall confer upon any other person (other than,  in the case of Parent and Merger Sub,  their respective  successors  and  assigns  and, in the case of the  Stockholder,  its heirs,  executors and  administrators)  any rights,  benefits or remedies of any nature whatsoever under or by reason of this Agreement.

SECTION 7.10

GOVERNING LAW

This Agreement shall be governed by,  construed and enforced in accordance with, the laws of the State of New York,  without  regard to principles of conflict of laws  thereof.  Each of the parties  hereto (a) consents to submit itself to the personal  jurisdiction  of the United  States  District  Court for the  Southern
District  of New York or any  court of the  State  of New York  located  in such district in the event any  dispute  arises out of this  Agreement  or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such  court and (c) agrees  that it will not bring any action relating  to this  Agreement  or any of the  transactions  contemplated  by this
Agreement in any court other than such courts sitting in the State of New York.

SECTION 7.11

ENFORCEMENT OF AGREEMENT; SPECIFIC PERFORMANCE

The parties agree that  irreparable  damage would occur in the event that any of the  provisions  of this  Agreement  were not  performed by the  Stockholder  in accordance  with  their  specific  terms  or  were  otherwise  breached  by  the
Stockholder.  It is  accordingly  agreed  that  Parent  and  Merger Sub shall be entitled to an injunction or injunctions, without the requirement of posting any bond or furnishing other security,  to prevent breaches of this Agreement and to enforce  specifically  the terms and  provisions of this  Agreement in the state courts of the State of New York  sitting in the City of New York or any court of the United States located in the City of New York, this being in addition to any other remedy to which such party is entitled at law or in equity.

SECTION 7.12

COUNTERPARTS; FACSIMILES

This Agreement may be executed in one or more counterparts, and by the different parties  hereto in separate  counterparts,  each of which when executed shall be deemed to be an original but all of which taken  together  shall  constitute one and the same  agreement.  This Agreement or any  counterpart may be executed and delivered by facsimile copies, each of which shall be deemed an original.

SECTION 7.13

WAIVER OF JURY TRIAL

EACH PARTY  ACKNOWLEDGES  AND AGREES THAT ANY CONTROVERSY  WHICH MAY ARISE UNDER
THIS  AGREEMENT  IS LIKELY TO INVOLVE  COMPLICATED  AND  DIFFICULT  ISSUES,  AND

THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE
TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION  DIRECTLY OR INDIRECTLY  ARISING
OUT OF OR RELATING TO THIS  AGREEMENT  AND ANY OF THE  AGREEMENTS  DELIVERED  IN
CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                            [SIGNATURE PAGE FOLLOWS.]

IN WITNESS  WHEREOF,  Parent,  Merger Sub and the  Stockholder  have caused this
Agreement to be duly executed as of the day and year first above written.

BRANDS HOLDINGS LIMITED

    By: /s/ Robert Mellors
        ---------------------------------------------------------------
      Name:  Robert Mellors
      Title: Group Financial Director

EWI ACQUISITION, INC.

    By: /s/ David Forsey
        ---------------------------------------------------------------
      Name:  David Forsey
      Title: Chairman, CEO and President

THE ESTATE OF GEORGE Q HOROWITZ

    By: /s/ Seth A. Horowitz
        ---------------------------------------------------------------
      Name: Seth A. Horowitz
      Title: Trustee